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                                                                  EXHIBIT NO. 11

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY AND FULLY-DILUTED EARNINGS PER SHARE
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
                                                      THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                         SEPTEMBER 30,                      SEPTEMBER 30,
                                                     1997             1996             1997              1996
                                                 ------------      ----------      ------------      ------------

Computation for Statement of Operations
--------------------------------------------

Adjustment to net income (loss) per
  statements of operations to amount used in earnings (loss) per share computation:

  Net income (loss)                              $   (961,500)     $ (838,000)     $   (666,600)     $ (2,665,900)

  Add interest on convertible
     debentures, net of tax effect                       --               (A)                --               (A)
                                                 ------------      ----------      ------------      ------------

  Net income (loss), as adjusted                 $   (961,500)     $ (838,000)     $   (666,600)     $ (2,665,900)
                                                 ============      ==========      ============      ============


Adjustment to weighted average shares
  outstanding to amount used in earnings
  (loss) per share computation:

  Weighted average shares outstanding              41,048,700      37,453,600        39,114,600        31,866,100

  Additional shares issuable from
      assumed exercise of options and
      warrants                                            (A)             (A)               (A)               (A)
                                                 ------------      ----------      ------------      ------------
  Average shares outstanding,
      as adjusted                                  41,048,700      37,453,600        39,114,600        31,866,100
                                                 ============      ==========      ============      ============

  Net income (loss) per share                    $      (0.02)     $    (0.02)     $      (0.02)     $      (0.08)
                                                 ============      ==========      ============      ============


A. Effect is antidilutive, so amounts are not included in the earnings (loss) per share calculation.